Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2014, except for the effects of discontinued operations discussed in Note 2, as to which the date is November 14, 2014 relating to the financial statements of Tribune Media Company which appear in Tribune Media’s Prospectus filed pursuant to Rule 424B3 filed with the Commission on April 1, 2016.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

May 17, 2016